EXHIBIT 99.3

MOBILEPRO CORP. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 1, 2005, Mobilepro Corp. (“The Company”) consummated an Agreement and Plan of Merger with InReach Internet, L.L.C. (“InReach”), a California, single member, limited liability company. Under the terms of the agreement the Company agreed to acquire the outstanding membership interest in InReach from Balco Holdings, Inc., a California corporation and sole member of InReach.

The acquisition will be accounted for under the purchase method of accounting. Accordingly, InReach will be treated as a wholly owned subsidiary of the Company.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 has been presented with the consolidated subsidiary at September 30, 2005. The unaudited pro forma condensed consolidated statement of income for the six months ended September 30, 2005 and the condensed consolidated statement of operations for the year ended March 31, 2005 have been presented as if the acquisition had occurred on April 1, 2004.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at April 1, 2004, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

MOBILEPRO CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2005

	Mobilepro	InReach
	Corp. and	Internet,			Pro
	Subsidiaries	L.L.C.	Note	Adjustments	Forma

OPERATING REVENUES
Revenues	$46,508,144	$6,800,226		$—	$53,308,370

COSTS OF REVENUES	22,551,240	3,645,559		—	26,196,799
GROSS PROFIT	23,956,904	3,154,667		—	27,111,571

OPERATING EXPENSES
Professional fees and compensation expenses	12,555,710	—		—	12,555,710
Advertising and marketing expenses	1,610,285	—		—	1,610,285
Research and development costs	30,324	—		—	30,324
General and administrative expenses	10,018,298	2,519,338		—	12,537,636
Office rent and expenses	952,475	—		—	952,475
Travel and meals expenses	243,758	—		—	243,758
Depreciation and amortization	2,067,213	457,190		—	2,524,403
Total Operating Expenses	27,478,063	2,976,528		—	30,454,591

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	(3,521,159)	178,139		—	(3,343,020)

OTHER INCOME (EXPENSE)
Amortization of discount and interest on conversion of debt	(375,150)	—		—	(375,150)
Interest income	17,210	4,335		—	21,545
Other income	111,089	—		—	111,089
Interest expense	(1,591,712)	—		—	(1,591,712)
Total Other Income (Expense)	(1,838,563)	4,335		—	(1,834,228)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(5,359,722)	182,474		—	(5,177,248)
Provision for state income taxes	—	(2,148)		—	(2,148)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(5,359,722)	$180,326		$—	$(5,179,396)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$(0.02)				$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	289,933,904				294,291,702

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2005

	Mobilepro	InReach
	Corp. and	Internet,			Pro
	Subsidiaries	L.L.C.	Note	Adjustments	Forma

REVENUES	$49,052,495	$3,036,615		$—	$52,089,110

COSTS OF REVENUES	22,676,257	1,554,005		—	24,230,262

GROSS PROFIT	26,376,238	1,482,610		—	27,858,848

OPERATING EXPENSES
Payroll, professional fees and related expenses	9,199,547	—		—	9,199,547
Advertising and marketing expenses	1,317,857	—		—	1,317,857
Office rent and expenses	892,820	—		—	892,820
Other general and administrative expenses	10,380,007	1,018,132		—	11,398,139
Depreciation and amortization	1,869,696	223,135		—	2,092,831
Total Operating Expenses	23,659,927	1,241,267		—	24,901,194

OPERATING INCOME	2,716,311	241,343		—	2,957,654

INTEREST EXPENSE, NET	(1,630,510)	—		—	(1,630,510)

INTEREST INCOME	—	1,425		—	1,425

MINORITY INTERESTS IN NET INCOME OF CONSOLIDATED SUBSIDIARIES	(142,709)	—		—	(142,709)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	943,092	242,768		—	1,185,860
Provision for state income taxes	—	3,320		—	3,320

NET INCOME APPLICABLE TO COMMON SHARES	$943,092	$239,448		$—	$1,182,540

NET INCOME PER SHARE
Basic	$0.0025				$0.0031
Diluted	$0.0023				$0.0029
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	374,464,022				378,821,820

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005

ASSETS
	Mobilepro	InReach
	Corp. and	Internet,			Pro
	Subsidiaries	L.L.C.	Note	Adjustments	Forma

CURRENT ASSETS
Cash and cash equivalents	$7,860,528	$261,577	A	$(2,111,873)	$6,010,232
Restricted cash	337,200	—		—	337,200
Accounts receivable, net	13,325,598	221,667		—	13,547,265
Inventory	—	10,763		—	10,763
Investments, at cost	—	—		—	—
Prepaid expenses and other current assets	2,887,045	88,445		—	2,975,490
Total Current Assets	24,410,371	582,452		(2,111,873)	22,880,950

Fixed assets, net of accumulated depreciation	13,690,178	482,888		—	14,173,066

OTHER ASSETS
Goodwill, net of impairment	37,492,479	—	A	2,345,259	39,837,738
Customer contracts and relationships	8,954,928	—		—	8,954,928
Other intangible assets, net of amortization	572,415	606,348		—	1,178,763
Deferred financing fees, net of amortization	586,667	—		—	586,667
Other assets	1,453,780	16,093		—	1,469,873
	49,060,269	622,441		2,345,259	52,027,969
TOTAL ASSETS	$87,160,818	$1,687,781		$233,386	$89,081,985

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of convertible debenture	$3,000,000	$—		$—	$3,000,000
Notes payable under the Standby Equity Distribution Agreement ( the "SEDA")	2,950,000	—		—	2,950,000
Current portion of other notes payable	4,466,124	—		—	4,466,124
Accounts payable and accrued expenses	18,063,184	58,106		—	18,121,290
Due to related parties	—	574		—	574
Liability for common stock to be issued	422,513	—		—	422,513
Deferred revenue	3,910,217	912,487		—	4,822,704
Total Current Liabilities	32,812,038	971,167		—	33,783,205

LONG-TERM LIABILITIES
Convertible debenture, net of unamortized debt discount of $802,725	11,798,225	—		—	11,798,225
Notes payable and other long-term liabilities, net of current maturities	821,725	—		—	821,725
Total Long-Term Liabilities	12,619,950	—		—	12,619,950
TOTAL LIABILITIES	45,431,988	971,167		—	46,403,155

MINORITY INTEREST	3,817,708	—		—	3,817,708

STOCKHOLDERS' EQUITY

Preferred stock	35	—		—	35
Common stock	405,657	—	A	4,358	410,015
Additional paid-in capital	57,758,888	—	A	945,642	58,704,530
Contributed capital	—	6,111,652	A	(6,111,652)	—
Accumulated deficit	(20,253,458)	(5,395,038)	A	5,395,038	(20,253,458)
Total Stockholders' Equity	37,911,122	716,614		233,386	38,861,122
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,160,818	$1,687,781		$233,386	$89,081,985

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 and the unaudited pro forma condensed consolidated statement of income for the six months ended September 30, 2005 and the statement of operations for the year ended March 31, 2005 to reflect the combination of Mobilepro Corp. (“Mobilepro”) and its consolidated subsidiaries with InReach Internet, L.L.C. (“InReach”). In order to consummate the acquisition of InReach, Mobilepro paid $2,111,873 in cash and issued 4,357,798 shares of its common stock, valued at $950,000, to Balco Holdings, Inc. in exchange for the outstanding and sole membership interest in InReach.

A.	To record the purchase of InReach and resulting goodwill.